Exhibit 23.3

Consent of Independent Accountants

The Board of Directors
Medalist Diversified REIT, Inc.
Richmond, Virginia

We consent to the use in the prospectus constituting a part of this Registration Statement on Form S-11, as it may be amended, of our independent accountant’s report dated July 24, 2017 relating to the statements of revenues and certain expenses of Medalist Fund I-A, LLC for the years ended December 31, 2016 and 2015.

/s/ Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

Glen Allen, Virginia
January 31, 2019